                                                                     EXHIBIT 4.3

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION THEREFROM.

THIS WARRANT MAY NOT BE EXERCISED EXCEPT IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS TO THE REASONABLE SATISFACTION OF THE COMPANY AND LEGAL COUNSEL FOR THE COMPANY.

                                               Warrant to Purchase 16,875 Shares
                                               of Common Stock

                                               January 10, 2001

                             STOCK PURCHASE WARRANT

         This Warrant is issued by Dickie Walker Marine, Inc., a Colorado corporation, formerly known as Montiel Marketing Group, Inc. (the "Company") to and for the benefit of Schneider Securities, Inc. ("Holder").

         WHEREAS, this Warrant is being issued pursuant to an Engagement Letter between the Company and Holder dated January 16, 2001 made in connection with a private placement of securities conducted by the Company.

         NOW, THEREFORE, for good and valuable consideration, consisting of the covenants contained in the Engagement Letter, the Company agrees as follows:

         1. Grant of Warrant. The Company hereby grants to Holder, the right to purchase, subject to the terms and conditions hereinafter set forth, an aggregate of 16,875 fully paid and nonassessable shares ("Shares") of the common stock of the Company ("Common Stock").

         2. Warrant Price. The purchase price of the Shares upon exercise of this Warrant shall be $1.20 per share (the "Exercise Price").

         3. Term. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time for a period of four (4) years beginning on April 11, 2001 (the "Exercise Period"). The Company shall have no obligation to furnish any further notice of the expiration date of this Warrant to Holder before the expiration date.

         4. Method of Exercise; Payment; Issuance of New Warrant.

                  a. Subject to paragraph 3 hereof, Holder may exercise the purchase right represented by this Warrant, in whole or in part, by delivering to the principal office of the

Company a notice of exercise ("Exercise Notice") in the form attached hereto as Exhibit A, duly executed, this Warrant, and payment to the Company, by check, of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased. The Company shall within twenty (20) business days after its receipt of the original Exercise Notice, this Warrant and payment, issue and deliver to the Holder at the address of Holder as reflected in the Company's records, or at such other place designated by Holder, a certificate evidencing the issuance of those Shares to which Holder is entitled pursuant to the terms hereunder. If this Warrant is not fully exercised, a new Warrant representing the portion of the Shares with respect to which this Warrant shall not have been exercised shall be issued to Holder within thirty (30) days. No cashless exercise of this Warrant shall be permitted.

                  b. If the Company conducts an initial public offering of its securities, or if the Company shall sell all or substantially all of its assets, or if the Company's shareholders shall sell all or substantially all of their securities in the Company in a single transaction, or if the Company merges with or into another corporation (a "Transaction"), the Company shall have the right, upon thirty (30) days' written notice to Holder, to require Holder to either exercise or forfeit the Warrant on or before the closing date of such Transaction.

                  c. Exercise shall be deemed to be effective on the date the Exercise Notice, this Warrant and payment are received by the Company as described in (a) above. Upon the effective date of exercise, the Holder shall be deemed to be the holder of record of the Shares, notwithstanding that the certificate representing the Shares shall not then be actually delivered to such Holder or that such Shares are not then set forth on the stock transfer books of the Company.

         5. Stock Fully Paid; Reservation of Shares. All Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

         6. Adjustment of Warrant Price and Number of Shares. Subject to the Company's right to require exercise or forfeiture of this Warrant, as specified in Section 4.b. of this Warrant, the number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

                  (a) Reclassification or Merger. In case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company shall, as condition precedent to such transaction, cause provisions to be made so that Holder shall have the right, upon exercise of this Warrant, to receive, in lieu of each share of the Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by the holder of one share of the Common Stock. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and sales of assets.

                  (b) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Exercise Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

                  (c) Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to Common Stock payable in Common Stock, or make any other distribution with respect to Common Stock (except any distribution specifically provided for in the foregoing subparagraphs (a) and (b)) then the Exercise Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction
(a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

                  (d) Adjustment of Number of Shares. Upon each adjustment in the Exercise Price, the number of Shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

         7. Notice of Adjustments. Whenever any Exercise Price shall be adjusted pursuant to paragraph 6 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price or Prices after giving effect to such adjustment, and shall cause copies of such certificate to be mailed by first class mail, postage prepaid, to Holder.

         8. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefore in an amount determined in such reasonable manner as may be prescribed by the board of directors of the Company.

         9. Compliance with Securities Act; Disposition of Shares of Common
Stock.

         By acceptance hereof, Holder agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that it will not offer, sell or otherwise dispose of this Warrant or the Shares except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"). In the absence of registration of the Shares, upon exercise of this Warrant, Holder shall confirm in writing, in the form attached hereto as Exhibit B, that the shares of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale. In addition, Holder shall provide such additional information regarding Holder's financial and investment background as the Company may reasonably request. All shares of Common Stock issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY AND WITHOUT REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, IF ANY, OR PURSUANT TO EXEMPTIONS THEREFROM."

         10. Rights of Shareholders. Holder shall not be entitled to vote or receive dividends and shall not be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose. Nothing contained herein shall be construed to confer upon Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

         11. Governing Law. The terms and conditions of this Warrant shall be governed by and construed in accordance with Colorado law.

         12. Miscellaneous. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the Company and the registered holder hereof. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party at its address or telecopy number contained in the Company's records or such other address or telecopy number as such party may hereafter specify in writing to the Company at such address for that purpose, or, if to the Company, to 470 Nautilus, Suite 312, La Jolla, CA 92037, attention President. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such message is transmitted to the telecopy number contained in the Company's records or such other number as a party may specify in writing to the Company at such address, or (ii) if given by any other means, the earlier of (x) when delivered by hand to the address contained in the Company's record or such other address as a party may specify in writing to the Company at such address or (y) five (5) business days after the mailing of such notice by certified mail.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its name by the signature of its President and attested by the signature of its Chief Financial Officer. This Warrant is dated as of the date first written above.

                                            DICKIE WALKER MARINE, INC.
ATTEST:


By: /s/ GERALD W. MONTIEL                   By: /s/ JULIA SARGENT
   ----------------------------------          ---------------------------------
   Gerald W. Montiel, Chief Financial          Julia Sargent, President
   Officer

                                    EXHIBIT A
                            TO STOCK PURCHASE WARRANT


                               NOTICE OF EXERCISE

TO:      DICKIE WALKER MARINE, INC.

         1. The undersigned hereby elects to purchase ____________ shares of common stock of Dickie Walker Marine, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

         2. Please issue a certificate or certificates representing said shares of common stock in the name of the undersigned or in such other names as is specified below:


                                       -----------------------------------------
                                       (Name)


                                       -----------------------------------------

                                       -----------------------------------------
                                       (Address)

         3. [For use only in the absence of an effective registration statement covering the Shares.] The undersigned represents that the aforesaid shares of common stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned has executed an Investment Representation Statement attached hereto as Exhibit B.



                                       -----------------------------------------
                                                      (Signature)
-----------------------------
           (Date)

                                    EXHIBIT B
                            TO STOCK PURCHASE WARRANT


                       INVESTMENT REPRESENTATION STATEMENT



PURCHASER:
                  --------------------------

COMPANY:          DICKIE WALKER MARINE, INC.

SECURITY:         COMMON STOCK

AMOUNT:
                  --------------------------

DATE:
                  --------------------------


In connection with the purchase of the above-listed securities (the "Securities"), I, the Purchaser, represent to the Company the following:

         (a) I am aware of the Company's business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933 ("Securities Act").

         (b) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

         (c) I further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

         (d) I am aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions.

         (e) I further understand that at the time I wish to sell the Securities there may be no public market upon which to make such a sale.

         (f) I further understand that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.


                                       Signature of Purchaser:


Date:
     -------------------------         -----------------------------------------